Exhibit 10.1

FORM OF

PURCHASE AND EXCHANGE AGREEMENT

5.00% CONVERTIBLE SENIOR DEBENTURES DUE JUNE 1, 2017

This PURCHASE AND EXCHANGE AGREEMENT (the “Agreement”) is made as of May 17, 2012 by and between Golden Star Resources Ltd. (the “Company”) and the undersigned (including any other person or entities exchanging Debentures (as defined below) hereunder for whom the undersigned holds contractual and investment authority, the “Holder”).

RECITALS

WHEREAS, the Holder at the Closing Time (as defined below) will be the beneficial owner of the aggregate principal amount of 4.00% convertible senior unsecured debentures due November 30, 2012 of the Company (the “Debentures”), identified on Schedule “A” hereto in respect of the Holder, issued pursuant to a trust indenture dated as of November 8, 2007 (the “Indenture”), between the Company and The Bank of New York Mellon, as successor to Bank of New York, as trustee (the “Trustee”);

WHEREAS, the Debentures, to date, have not matured and have not been transferred, pledged, assigned or otherwise encumbered;

WHEREAS, the Holder desires to sell, and the Company desires to acquire from the Holder, the aggregate principal amount of Debentures identified on Schedule “A” hereto in respect of the Holder (the “Subject Debentures”);

WHEREAS, the Holder and the Company have agreed that the Company will acquire the Holder’s Subject Debentures and the Holder will deliver for exchange the Subject Debentures in exchange for the issuance by the Company to the Holder of the aggregate principal amount of new convertible senior unsecured debentures of the Company due June 1, 2017 (the “New Debentures”) set forth on Schedule “A” hereto in respect of the Holder in accordance with the terms set forth in this Agreement; and

WHEREAS, the Company has duly authorized the creation of the New Debentures with the tenor and amount and with such terms and conditions as set forth in a new trust indenture between the Company and the Trustee, in substantially the form attached on Schedule “B” hereto and to be dated the date of closing of this transaction (the “New Indenture”).

NOW THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and agreements of the parties contained herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1

EXCHANGE OF THE SUBJECT DEBENTURES

1.1 Subject to the terms and conditions of this Agreement, the Company agrees to exchange with the Holder and the Holder agrees to deliver, transfer and assign, with good and marketable title and free and clear of any and all Encumbrances (as defined below) whatsoever, to the Company the aggregate principal amount of Subject Debentures and New Debentures set forth on Schedule “A” hereto, such amounts representing an exchange of 1.04 New Debentures for each 1.00 Subject Debenture. Notwithstanding anything herein, in the Indenture or otherwise to the contrary, the Company shall pay interest to May 31, 2012 to the Holder in respect of the Subject Debentures exchanged hereunder in the same manner as payment shall be made in respect of Debentures that are not exchanged. The Company is repurchasing the Subject Debentures in compliance with Section 3.2.1 of the Indenture.

1.2 The Holder hereby agrees that receipt of the New Debentures is sufficient consideration for the sale, transfer and assignment of the Holder’s interest in the Subject Debentures to the Company without reservation and the Company hereby agrees that receipt of the transferred Subject Debentures from the Holder is sufficient consideration for the due issuance of the New Debentures to the Holder as fully paid securities of the Company.

1.3 The delivery of the Holder’s interest in the Subject Debentures to the Company and issuance of the New Debentures by the Company to each the Holder and payment of any accrued and unpaid interest contemplated hereby shall take place at a closing to be held on or about noon (New York City time), May 31, 2012 or at such other time and place as the Company may designate by notice to the Holder with the consent of the Holder (the “Closing Time”). The obligations of the parties to exchange Subject Debentures for New Debentures are subject to the satisfaction (or waiver) at or prior to the Closing Time of the conditions precedent set forth in Section 2 for the benefit of the Holder and Section 3 for the benefit of the Company.

1.4 On or prior to the Closing Time, the Holder shall deliver the Holder’s Subject Debentures to the Company, duly endorsed to the Company or accompanied by an assignment duly endorsed to the Company in a form reasonably acceptable to the Trustee and the Company, or by means of the book-entry or DWAC (automated system for deposits and withdrawals of securities) transfer procedures of The Depositary Trust Company (“DTC”), as depositary for the Subject Debentures, or by other means of transfer reasonably acceptable to the Company and the Trustee. The New Debentures will be represented by one or more definitive global securities in book-entry form which will be deposited by or on behalf of the Company with DTC or its designated custodian. On or prior to the Closing Time, the Company will deliver the New Debentures to the Holder, against delivery by or on behalf of the Holder of the Holder’s Subject Debentures, by causing DTC to credit the New Debentures to the account of the Holder at DTC. The Company is responsible for the payment of any documentary, stamp or other transfer taxes that may be payable in respect of the transfer of the Subject Debentures.

1.5 The Holder hereby agrees that upon delivery of the Holder’s New Debentures and unpaid interest thereon, the Subject Debentures shall be cancelled by the Trustee and the Company shall have no further obligation to the Holder or any other person thereunder.

1.6 The parties acknowledge and agree that the terms and conditions of the New Debentures will be governed by the terms and conditions of the New Debentures and the New Indenture.

1.7 The Company and the Holder hereby acknowledge and agree that the exchange of the Subject Debentures for New Debentures shall constitute a payment made by or on behalf of the Company under or with respect to the Subject Debentures for the purposes of Section 2.16 of the Indenture and, accordingly, subject to the limitation set forth therein, the Company agrees to pay all “Additional Amounts”.

SECTION 2

CONDITIONS PRECEDENT TO THE HOLDER’S OBLIGATION TO CLOSE

The Holder’s obligation to deliver, transfer and assign the Holder’s Subject Debentures and to take the other actions required to be taken by the Holder pursuant to this Agreement are subject to the satisfaction, or waiver, of the following conditions:

2.1 The representations and warranties of the Company made in Section 5 of this Agreement shall be true and correct in all respects, as of the date hereof and as of the Closing Time as though then made (except for representations and warranties that speak as of a specific date or time which shall be true and correct in all respects as of such specified date or time).

2.2 The Company shall have duly performed and complied with all of the obligations that the Company is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Time.

2.3 The Company and the Trustee shall have executed the New Indenture, in substantially the form and substance attached as Schedule “B” hereto, with changes as agreed by the parties, for the issuance of the New Debentures.

2.4 The common shares of the Company issuable upon conversion or maturity of the New Debentures (the “Shares”) shall have been approved for listing by the NYSE MKT LLC stock exchange (the “NYSE MKT”) and conditionally approved (subject only to compliance with the documentary filing requirements set forth in a conditional approval letter of the TSX) for listing by the Toronto Stock Exchange (the “TSX” and together with the NYSE MKT, the “Exchanges”).

2.5 The New Debentures shall be qualified for settlement through the book-entry or DWAC (automated system for deposits and withdrawals of securities) transfer procedures of DTC.

2.6 The Holder receiving at the Closing Time legal opinions dated the date of the closing of the purchase and exchange transaction contemplated by this agreement, addressed to the

Holder, (i) from Fasken Martineau DuMoulin LLP, Canadian counsel to the Company in respect of the matters set forth in Schedule “C”, (ii) from Davis Graham & Stubbs LLP, the Company’s United States counsel, in respect of the matters set forth in Schedule “D-1” and (iii) from Hughes Hubbard & Reed LLP, the Company’s New York counsel, in the form attached as Schedule “D-2”; in giving the opinions contemplated above, counsel to the Company shall be entitled to deliver opinions of local counsel, and counsel to the Company and any such local counsel shall be entitled to rely, as to matters of fact only, upon, among other things, the representations and warranties of Holder contained in this Agreement, certificates from the Company signed by officers of the Company in positions to have knowledge of such facts and their accuracy, certificates of such public officials and other persons as are necessary or desirable and certificates of the Company’s registrar and transfer agent as to the number of capital stock of the Company issued and outstanding.

2.7 No action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement and there shall not be any order, ruling or decision issued or granted by a court or other regulatory or administrative authority that has the effect of prohibiting or restricting the issuance of the New Debentures or the Shares on conversion or maturity of the New Debentures and no proceedings for such purposes have been instituted or are pending or threatened.

2.8 At the closing of the transactions hereunder Debentures in an aggregate principal amount of no less than US$74,510,000 (including the Debentures being exchanged pursuant hereto) shall simultaneously be exchanged for new debentures being issued pursuant to the New Indenture pursuant to agreements substantially identical to this Agreement and on terms identical to the terms hereunder.

SECTION 3

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATION TO CLOSE

The Company’s obligation to issue the New Debentures in exchange for the Subject Debentures and to take the other actions required to be taken by the Company pursuant to this Agreement are subject to the satisfaction, or waiver, of the following conditions:

3.1 The representations and warranties of the Holder made in Section 4 and in Schedule “E” shall be true and correct in all respects, as of the date hereof and as of the Closing Time as though then made (except for representations and warranties that speak as of a specific date or time which shall be true and correct in all respects as of such specified date or time).

3.2 The Holder shall have duly performed and complied with all of the obligations that the Holder is required to perform or to comply with pursuant to this Agreement on or prior to the Closing Time.

3.3 The Shares shall have been approved for listing by the NYSE MKT and conditionally approved for listing by the TSX (subject only to compliance with the documentary filing requirements of the TSX set forth in a conditional approval letter of the TSX).

3.4 The Trustee shall have executed the New Indenture regarding the issuance of the New Debentures.

3.5 No action or proceeding shall be pending or threatened by any person to enjoin, restrict or prohibit any of the transactions contemplated by this Agreement and no order, ruling or decision has been or will have been issued or granted by a court or other regulatory or administrative authority that has the effect of prohibiting or restricting any distribution or trade of the New Debentures or the Shares issuable thereunder and no proceedings for such purposes have been instituted or are pending or threatened.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF THE HOLDER

The Holder, severally and not jointly, represents and warrants to the Company with respect to only itself, as of the date hereof and as of Closing Time that:

(a)	The execution, delivery and performance by the Holder of this Agreement, and the consummation of the transactions contemplated hereby are within the powers of the Holder and have been or will have been duly authorized by all necessary action on the part of the Holder, and that this Agreement constitutes a valid and binding agreement of the Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(b)	The execution, delivery and performance by the Holder of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Holder.

(c)	The execution, delivery and performance by the Holder of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of incorporation or bylaws (or similar constituent documents) of the Holder, (ii) violate any agreement to which the Holder is a party or by which the Holder or any of its property or assets is bound, or (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Holder, except in the case of clauses (ii) and (iii) above, for such violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

(d)

As of the Closing Time, the Holder will be the beneficial owner of the Subject Debentures, free and clear of any encumbrances, including, without limitation, any charge, claim, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership (other than any restrictions on transfer that may be applicable under any applicable securities laws) (collectively, “Encumbrances”).

(e)	The Holder has received all the information it considers necessary or appropriate to determine whether to exchange the Subject Debentures for the New Debentures pursuant to this Agreement. The Holder represents that (i) the Company has not made any representation or warranty, express or implied, except as set forth herein, regarding any aspect of the exchange of the Subject Debentures for the New Debentures, the operations or financial condition of the Company or the value of the Subject Debentures or the New Debentures; (ii) the Holder has conducted its own evaluation of the Company, the New Debentures and the transactions contemplated in this Agreement; (iii) the Holder is relying upon the representations in this Agreement and its own independent evaluation of the Company, the Subject Debentures, and the New Debentures and has had access to such information concerning the Company, the Subject Debentures and the New Debentures as it deems necessary to enable it to make an informed investment decision concerning the exchange of the New Debentures for the Subject Debentures; (iv) the Holder is sophisticated and has knowledge and experience in business and financial matters and is capable of evaluating the risks and merits of an investment in the New Debentures; (v) the Holder is able to bear the economic risk of the loss of its entire investment in the New Debentures; and (vi) neither the Company nor any of its affiliates is acting or has acted as an advisor to the Holder in deciding to invest in the New Debentures.

(f)	The Holder has had an opportunity to evaluate the applicable tax consequences of the exchange of the Subject Debentures for the New Debentures and the transactions contemplated by this Agreement with its own tax advisors. With respect to its evaluation of the tax consequences, the Holder is relying on such advisors and not, except as set forth herein, on any statements or representations of the Company.

(g)	The Holder acknowledges that the Company’s offer of an exchange of New Debentures for the Subject Debentures was not, to the Holder’s knowledge, part of a general solicitation. The Holder acknowledges that this Agreement and the transactions contemplated hereunder have been negotiated at arms-length and that it is independently represented by legal advisors.

(h)	The Holder acknowledges that:

(i)	No federal, state or provincial securities commission or similar regulatory authority has reviewed or passed on the merits, fairness or advisability of the New Debentures;

(ii)	There is no government or other insurance covering the New Debentures;

(iii)	There are risks associated with the purchase of the New Debentures and the Holder is aware of the risks, including the risk factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed under the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”) and the risk factors set forth in Schedule “G” hereto; and

(iv)	The Company is relying upon the truth of the representations and warranties in this Section 4 and Schedule “E” in connection with the exchange of the Subject Debentures for New Debentures hereunder.

(i)	The Holder represents and warrants to the Company that the Holder is not an “affiliate” of the Company as such term is defined in Rule 12b-2 of the U.S. Exchange Act.

(j)	The Holder hereby makes the representations in Schedule “E” hereto.

(k)	The Holder is not resident in any province or territory of Canada and the Holder agrees and acknowledges that no offer to purchase the Debentures, solicitation of an offer to sell the Debentures, acceptance of an offer to sell the Debentures or any combination of the foregoing was made to the Holder in any province or territory of Canada.

(l)	The Holder is acquiring the New Debentures as principal for its own account and not for the benefit of any other person and not with a view to the resale or distribution of all or any of the New Debentures; provided, however, that by making the representations herein, the Holder does not agree to hold any of the New Debentures for any minimum or other specific term and reserves the right, subject to the provisions of Section 7.5, to dispose any of the New Debentures at any time in accordance with or pursuant to a registration statement or an exemption under the U.S. Securities Act (as defined below).

(m)	The Holder is at arm’s length with, and is not an insider or affiliate (each, within the meaning of the Canadian Securities Laws (as defined below)) of the Company. The Holder is not and will not become a “control person” of the Company by virtue of the acquisition of the New Debentures and does not intend to act in concert with any other person to form a control group of the Company.

(n)	The Holder has not received, nor has it requested any offering memorandum (as defined under Canadian Securities Law) or any other document from the Company describing the business and affairs of the Company with respect to the transaction contemplated by this Agreement or the New Debentures or the Shares.

(o)	The Holder acknowledges that the Company may be required by applicable Canadian Securities Laws to disclose to certain regulatory authorities the identity of the Holder and certain other information relating to its acquisition of New Debentures.

(p)	The Holder and its advisors have had a full opportunity to, and have reviewed, the New Indenture and the form of New Debenture, and have had an opportunity to and have asked, the Company all questions and received all the information they consider necessary or appropriate in regards thereto.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF COMPANY

The Company represents and warrants to the Holder, as of the date hereof and as of the Closing Time, that:

(a)	The execution, delivery and performance by the Company of this Agreement and the New Indenture, and the consummation of the transactions contemplated hereby are within the powers of the Company and have been or will have been duly authorized by all necessary action on the part of the Company, and that this Agreement and the New Indenture constitute valid and legally binding agreements of the Company, enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws of general application affecting enforcement or creditors’ rights generally or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies (collectively, the “Enforceability Exceptions”).

(b)	Assuming the accuracy of the representations of the Holder set forth herein, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official on the part of the Company, except for such filings as have been made or will be made after the Closing Time within such times prescribed by applicable securities laws, and such consents, approvals, authorizations, registrations or qualifications as may be required under provincial or state securities or blue sky laws or the rules of any applicable stock exchange.

(c)

The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated by this Agreement, do not and will not (i) violate the articles of arrangement or bylaws of the Company (or other constituent documents), (ii) violate any agreement to which the Company is a party or by which the Company or any of its property or assets is bound, (iii) violate any law, rule, regulation, judgment, injunction, order or decree applicable to the Company, except where the violations in (ii) and (iii) would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. As used herein, “Material Adverse Effect” means any material adverse effect, individually or in the aggregate with all other effects, on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby and the New Indenture or by the agreements and instruments to be entered into in connection herewith or therewith or (ii) the Company’s authority or ability to perform its obligations hereunder or under the New Indenture.

(d)	The New Debentures have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the New Indenture and exchanged for the Subject Debentures as provided herein, will be duly and validly issued and outstanding (and the issuance of the New Debentures will not be subject to any taxes in Canada or any liens or charges or any preemptive or similar rights) and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the New Indenture.

(e)	Upon issuance and delivery of the New Debentures in accordance with this Agreement and the New Indenture, the New Debentures will be convertible at the option of the holder thereof into Shares in accordance with the terms of the New Debentures and the New Indenture; the Shares issuable upon conversion or maturity of the New Debentures have been duly authorized and reserved and, when issued upon conversion of the New Debentures in accordance with the terms of the New Debentures and the New Indenture, will be validly issued, fully paid and non-assessable, and the issuance of the Shares will not be subject to any taxes in Canada or any liens or charges or any preemptive or similar rights.

(f)	On or before the Closing Time, the Shares issuable upon conversion or maturity of the New Debentures shall have been approved for listing on the NYSE MKT and conditionally approved for listing on the TSX (subject only to compliance with the documentary filing requirements of the TSX set forth in a conditional approval letter of the TSX).

(g)	The Company has made no general solicitation in connection with the exchange of the Subject Debentures for the New Debentures.

(h)	The Company is not, and has never been, an issuer identified in Rule 144(i)(1) under the U.S. Securities Act of 1933 (the “U.S. Securities Act”).

(i)	The New Debentures are an “excluded obligation” for purposes of subsection 214(8) of the Income Tax Act (Canada).

(j)	Since December 31, 2008, the Company has (i) been subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the U.S. Securities Exchange Act of 1934 (together with the U.S. Securities Act, the “U.S. Securities Laws”); (ii) properly filed on a timely basis with the NYSE MKT, all material reports and documents required to have been filed by it pursuant to the rules and regulations of the NYSE MKT, and (iii) properly filed on a timely basis all material reports or other documents required to have been filed by it with the securities commission or similar regulatory body of each province of Canada, the TSX or any other applicable Canadian governmental authorities pursuant to applicable securities statutes of the provinces of Canada, the respective rules and regulations under such statutes, and applicable published policy statements, instruments, notices and blanket orders of the securities regulatory authorities in the provinces of Canada (the “Canadian Securities Laws”), except in each case where failure to file such reports or other documents would not have a material adverse effect; true and complete copies of all such reports and other documents are available upon request.

(k)	The Company’s common shares are posted and listed for trading on the Exchanges and the Company is not in default in any material respect of any of the listing requirements of the Exchanges.

(l)	Each document filed under applicable Canadian Securities Laws and each document filed with the SEC since December 31, 2011 (the “Company Public Disclosure Documents”) pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act complied when so filed in all material respects with U.S. Securities Laws and Canadian Securities Laws, as applicable; and none of such documents contained, at the time of its filing, any untrue statement of a material fact or omitted at the time of its filing to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent superseded by any subsequent information or statement in a subsequent Company Public Disclosure Document filed prior to the date hereof.

(m)	No order, ruling or determination having the effect of ceasing, suspending or restricting trading in any securities of the Company or prohibiting the sale of the New Debentures or any of the Company’s issued securities has been issued and no proceeding, investigations or inquiries for such purpose is pending or, to the knowledge of the Company threatened;

(n)	The Company is a “reporting issuer” or its equivalent under the securities laws of each of the Canadian provinces, and is not noted as being in default.

(o)	No material change relating to the Company on a consolidated basis has occurred as of the date hereof with respect to which the requisite material change report has not been filed and no such disclosure has been made on a confidential basis that remains subject to confidentiality.

(p)	The Company’s common shares are registered under Section 12(b) of the U.S. Exchange Act; and accordingly, the Company is subject to the reporting requirements of Section 13 of the U.S. Exchange Act.

(q)	The Company meets the general eligibility requirements for use of Form S-3 under the U.S. Securities Act.

(r)	The Company has complied with the requirements of the Canadian Securities Laws to which it is subject and any documents filed by the Company pursuant to Canadian Securities Laws do not contain any misrepresentation as of the date hereof (as defined in the Securities Act (Ontario)); provided that the foregoing shall not apply with respect to statements contained in documents relating solely to the Holder or provided by the Holder and to the extent any information or statement in a Company Public Disclosure Document or document filed pursuant to applicable Canadian Securities Laws has been superseded by any subsequent information or statement in a subsequent Company Public Disclosure Document filed prior to the date hereof.

(s)	The New Debentures are not, and as of the Closing Time will not be, (i) listed on a national securities exchange in the United States registered under Section 6 of the U.S. Exchange Act, (ii) quoted in an “automated inter-dealer quotation system”, as such term is used in the U.S. Exchange Act, or (iii) convertible or exchangeable into common shares at an effective conversion premium (calculated as specified in paragraph (a)(6) of Rule 144A promulgated under the U.S. Securities Act) of less than 10 percent for securities so listed.

(t)	No registration or filing under the Trust Indenture Act of 1939, as amended, relating to the New Indenture (the “Form T-3”) is required to be filed with the SEC.

(u)	No Event of Default (as defined in the Indenture) has occurred that is continuing as of the date hereof.

(v)	The Company is a company duly organized and is existing in good standing under the laws of Canada.

(w)	No commission or other remuneration based on arrangements made by the Company shall be payable by the Holder in connection with the transactions contemplated hereby.

(x)	Assuming the accuracy of the representations of the Holder set forth herein, and subject to the provisions of Section 7.5, the Shares will be freely transferable without restriction by the Holder. The certificates representing the Shares will not bear any restrictive legend under the U.S. Securities Act or otherwise.

(y)	Except for any information that is disclosed in the 8-K Filing (as defined below), the Company confirms that neither it nor any other person acting on its behalf has provided any Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting transactions in securities of the Company. No event or circumstance other than those described in the 8-K Filing has occurred or information exists with respect to the Company or any of its subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulations, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. No Material Adverse Effect currently exists.

(z)	For United States Federal income tax purposes, the Company will treat the exchange of the Subject Debentures for the New Debentures as a recapitalization within the meaning of Section 368(a)((1)(E) of the Internal Revenue Code of 1986, as amended, and the Company will file all Tax returns, reports and other forms in a manner consistent with that treatment.

(aa)	The Company (i) has an active non-securities business; (ii) has not held itself out as being in the business of trading in securities; (iii) trades in securities infrequently; (iv) has not, and does not expect to be, compensated for trading in securities; (v) does not act as an intermediary (as defined under applicable securities laws); (vi) does not produce, or intend to produce, a profit from trading in securities; (vii) does not employ or otherwise contract individuals to perform activities on its behalf that are similar to those performed by a registrant under applicable securities laws (other than underwriting in the normal course of a distribution or trading for its own account); (viii) does not solicit investors actively; and (ix) does not act as an intermediary by investing client money in securities.

SECTION 6

EXEMPT TRANSACTION

6.1 The Holder understands and acknowledges that the New Debentures and the Shares have not been and will not be registered under the U.S. Securities Act or any applicable state securities laws and that the exchange of the Subject Debentures for the New Debentures hereby is intended to be exempt from such registration requirements pursuant to Section 4(2) of the U.S. Securities Act and exemptions from state securities laws, and will not be subject to resale restrictions in the U.S. under applicable U.S. securities laws and under the rules of the NYSE MKT, which exemptions and absence of resale restrictions depend upon, among other things, the accuracy of the Holder’s representations set forth herein. For the purposes of Rule 144, the Company acknowledges that the holding period of the New Debentures (including the corresponding Shares into which they are converted) may be tacked onto the holding period of the Subject Debentures, and the Company agrees not to take any position contrary to this Section 6.1 unless such position is required by subsequent changes in applicable laws and regulations make such position contrary to such applicable laws and regulations. The Company agrees to take all actions, including, without limitation, the issuance by its legal counsel of any necessary legal opinions required by its transfer agent or otherwise, necessary to (i) issue the New Debentures on the Closing Date without restriction and not containing any restrictive legends without the need for any action by any Holder, and (ii) issue the Shares upon the conversion or maturity of the New Debentures without restriction and not containing any restrictive legends without the need for any action by any Holder other than as may be reasonably requested by Company or its counsel including to assure compliance with the requirements of Rule 144.

SECTION 7

COVENANTS

7.1 The Company will reserve and keep available at all times, free of pre-emptive rights, Shares for the purpose of enabling the Company to satisfy all obligations to issue the Shares upon conversion or maturity of the New Debentures. The Shares issuable upon conversion or maturity of the New Debentures are duly listed, and admitted and authorized for trading, subject only to official notice of issuance and approval, on the NYSE MKT and have been conditionally approved for listing on the TSX (subject only to compliance with the documentary filing requirements of the TSX set forth in a conditional approval letter of the TSX). The Company shall use reasonable best efforts to secure the listing of all of the Shares on the NYSE MKT and the TSX and commercially reasonable efforts to maintain such listings until the Maturity Date of the New Debentures. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 7.1.

7.2 While the New Debentures remain outstanding, the Company will, during any period in which the Company is either not subject to or not in compliance with Section 13 or 15(d) of the U.S. Exchange Act, furnish to holders of the New Debentures, prospective purchasers of the New Debentures designated by such holders, in each case upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the U.S. Securities Act.

7.3 The Company agrees to take reasonable best efforts, including, without limitation, the issuance by its legal counsel of any reasonably necessary legal opinions, necessary to issue Shares that are freely tradable on the NYSE MKT without restriction and not containing any restrictive legend as and to the extent permitted by Rule 144 of the U.S. Securities Act without the need for any action by the Holder other than as may be reasonably requested by Company or its counsel including to assure compliance with the requirements of Rule 144.

7.4 On or prior to 8:30 a.m., New York City time, on the trading day immediately succeeding the date of this Agreement, the Company shall issue a press release announcing the entry into this Agreement and file a Form 8-K with the Securities and Exchange Commission (the “SEC”) describing the terms of the transactions contemplated by this Agreement and the New Indenture in the form required by the U.S. Exchange Act, and attaching this Agreement, the New Indenture and such other agreements ancillary thereto as required under the U.S. securities laws as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the 8-K Filing, no Holder shall be in possession of any material, nonpublic information received from the Company, any of its subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall provide the Holder with a copy of the press release and 8-K Filing and an opportunity to review and comment thereon prior to its release or filing, as applicable. The Company shall not, and shall cause each of its subsidiaries and its and their respective officers, directors, employees and agents, not to, provide any Holder with any material, non-public information regarding the Company or any of its subsidiaries from and after the filing of the 8-K Filing, without the express written consent of the Holder. If a Holder has, or believes it has, received any such material, nonpublic information regarding the Company or any of its subsidiaries from the Company, any of its subsidiaries or any of their respective officers, directors, or agents, other than as required in writing by the Holder, it may provide the Company with written notice thereof. The Company shall, within five (5) business days of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its subsidiaries, or any of its or their respective officers, directors, employees and agents, in addition to any other remedy provided herein or in the New Indenture, a Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its subsidiaries, or any of its or their respective officers, directors, employees or agents. No Holder shall have any liability to the Company, its subsidiaries, or any of its or their respective officers, directors, employees, stockholders or agents for any such disclosure. Subject to the foregoing, neither the Company, its subsidiaries nor any Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder, and except as contemplated by the prior subsection (i) or as required by applicable law or regulation, neither the Company nor any of its subsidiaries or affiliates shall disclose the name of the Holder in any filing, announcement, release or otherwise.

7.5 The Holder covenants and agrees that it will not, during the period ending on the date that is four (4) months plus one (1) day after the date of issuance of the New Debentures pursuant to the terms of this Agreement, sell or otherwise effect a trade of any of the New Debentures held by the Holder, or any Shares issued to the Holder upon conversion of such New Debentures, to any person resident in Ontario, Canada or any person acquiring such New Debentures or Shares for the benefit of another person resident in Ontario, Canada, other than in a transaction to which the prospectus or registration requirements applicable in Ontario, Canada will be deemed/construed to apply (subject to available exemptions therefrom).

SECTION 8

SURVIVAL; INDEMNITY

The representations and warranties of the parties hereto contained in this Agreement shall survive the consummation of the transactions contemplated hereby. The Company agrees to indemnify and protect the Holder, its employees, contractors, agents and attorneys and its successors and assigns and hold them harmless from and against any and all losses, liabilities, costs and expenses (including reasonable attorneys’ fees) incurred as a result of (a) the breach by the Company of any of its representations, warranties or covenants contained in this Agreement or (b) any cause of action, suit or claim brought or made against (i) the Holder by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement or the New Indenture or any other certificate, instrument or document contemplated hereby or thereby which cause of action, suit or claim does not arise out of arrangements or regulatory requirements relating to the Holder that do not relate to the Company or (ii) the Holder by a third party and arising out of or resulting from any disclosure made by the Holder pursuant to Section 7.4. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the losses, liabilities, costs and expenses (including reasonable attorneys’ fees) which is permissible under applicable law.

SECTION 9

NOTICES

All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to a Holder, as indicated on the signature pages hereto,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022
Telephone:	(212) 756-2000
Facsimile:	(212) 593-5955
Attention:	Eleazer N. Klein, Esq.
Email:	eleazer.klein@srz.com

if to the Company to:

Golden Star Resources Ltd.

Suite 300-10901 West Toller Drive

Littleton, Colorado 80127-6312

Attention: Bruce Higson-Smith, Senior Vice President Finance and Corporate Development

Fax: 303-830-9094

With a copy to:

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado, USA M5J 2S1

Attn: Michelle Shepston

Fax: 303-893-1379

and to:

Fasken Martineau DuMoulin LLP

Suite 2400, 333 Bay Street, Bay Adelaide Centre, Box 20

Toronto, Ontario, Canada M5H 2T6

Attn: John Turner

Fax: 416-364-7813

or to such other address, e-mail address or telecopy number and with such other copies as such party may hereafter specify for the purpose of notice. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 6 p.m. (New York time) in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

SECTION 10

AMENDMENTS AND WAIVERS

Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by such party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 11

EXPENSES

The Company shall not be responsible for the fees or expenses of any person engaged by any Holder in connection with the transaction contemplated by this Agreement and all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that the reasonable fees and expenses of one legal advisor for the holders participating in the exchange in each of Canada and the United States in connection with the transactions contemplated hereby and in connection with our previous potential exchange transactions shall be paid and reimbursed by the Company.

SECTION 12

SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 13

GOVERNING LAW

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 14

COUNTERPARTS; THIRD PARTY BENEFICIARIES

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have signed this Agreement and the Closing Time has occurred. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

SECTION 15

ENTIRE AGREEMENT

This Agreement and the New Indenture constitute the entire agreement between the parties with respect to the subject matter of this Agreement and the New Indenture and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement and the New Indenture.

SECTION 16

CAPTIONS

The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

SECTION 17

SEVERABILITY

If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

SECTION 18

FURTHER ASSURANCES

Each party hereby agrees to execute any additional documents and take any additional actions as may be reasonably necessary to carry out the terms of this Agreement.

SECTION 19

SEDAR AND EDGAR FILING

The Holder understands and acknowledges that the Company may be required pursuant to applicable securities laws to file this Agreement on SEDAR and EDGAR. By completing this Agreement, the Holder consents to such disclosure and authorizes the Company, if required, to file this Agreement on SEDAR and EDGAR. If required by applicable Canadian Securities Laws, the Holder authorizes the indirect collection of personal information pertaining to the Holder by the Ontario Securities Commission (the “OSC”) and acknowledges and agrees that the Holder has been notified by the Company (i) of the delivery to the OSC of personal information pertaining to the Holder, including, without limitation, the full name, residential address and telephone number of the Holder, the number and type of securities purchased and the number and type of securities surrendered in respect of the New Debentures, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities legislation, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities legislation of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Support Clerk of the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario, Canada M5H 3S8, Telephone: +1 (416) 593-3684.

SECTION 20

MOST FAVORED NATION

The Company hereby represents and warrants as of the date hereof and covenants and agrees that for a period of 45 days after the date hereof none of the terms offered to any person or entity with respect to any exchange, amendment or waiver (each an “Exchange Document”) relating to the Debentures or the New Debentures, is or will be more favorable to such person or entity than those terms applicable to New Debentures owned by the Holder, and this Agreement, the New Indenture and the New Debentures shall be, without any further action by the Holder or the Company, deemed amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms contained in any such Exchange Document. Notwithstanding the foregoing, the Company agrees, at its expense, to take such other actions (such as entering into amendments to this Agreement, the New Indenture, the New Debentures or any other transaction documents ancillary thereto) as any Holder may reasonably request to further effectuate the foregoing.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

Golden Star Resources Ltd.

By:	/s/ Bruce Higson-Smith
Name: Bruce Higson-Smith
Title: Senior Vice President Finance and Corporate Development

[HOLDER’S LEGAL NAME]

By:
Name:

Title: